EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Arkansas Best Corporation Supplemental Benefit Plan of our report dated January 22, 1999, with respect to the consolidated financial statements of Arkansas Best Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1998 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.



                                                          /s/ Ernst & Young, LLP
                                                          ----------------------




Little Rock, Arkansas
December 17, 1999